UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  November 22, 2011

Shutterfly, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-33031	99-3330068
(Commission File Number)	(IRS Employer Identification No.)

2800 Bridge Parkway, Redwood City, California	94065
(Address of Principal Executive Offices)	(Zip Code)

(650) 610-5200
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Agreement

On November 22, 2011, Shutterfly, Inc. (“Company”) entered into a $125 million secured revolving credit facility with JPMorgan Chase Bank, N.A., as administrative agent, and certain other banks party thereto (“Facility”) pursuant to a credit agreement, dated November 22, 2011, by and among the Company, the Lenders (as defined therein) and JPMorgan Chase Bank, N.A. (“Credit Agreement”).  The Company may request the Lenders to increase the Facility by $75 million.   Amounts repaid under the Facility may be reborrowed.  The revolving loan facility matures on the fifth anniversary of its closing and is payable in full upon maturity.  The Company intends to use the new Facility from time to time for general corporate purposes, working capital and potential acquisitions and did not borrow any funds under the Facility upon its execution.

           At the Company’s option, loans under the Facility will bear stated interest based on the Base Rate or Adjusted LIBO Rate, in each case plus the Applicable Rate (respectively, as defined in the Credit Agreement). The Base Rate will be, for any day, the highest of (a) 1/2 of 1% per annum above the Federal Funds Effective Rate (as defined in the Credit Agreement), (b) JPMorgan Chase Bank’s prime rate and (c) the Adjusted LIBO Rate for a term of one month plus 1.00%. Eurodollar borrowings may be for one, two, three or six months (or such period that is 12 months or less, requested by Intersil and consented to by all the Lenders) and will be at an annual rate equal to the period-applicable Eurodollar Rate plus the Applicable Rate. The Applicable Rate for all revolving loans is based on a pricing grid ranging from 0.500% to 1.25% per annum for Base Rate loans and 1.50% to 2.250% for Adjusted LIBO Rate loans based on the Company’s Leverage Ratio (as defined in the Credit Agreement).

The Credit Agreement contains customary representations and warranties, affirmative and negative covenants, and events of default. Among other covenants, the Company may not permit (i) the ratio of Consolidated Total Indebtedness on any date to Consolidated EBITDA (each as defined in the Credit Agreement) for the most recent four consecutive fiscal quarters to exceed 2.75 to 1.00, and (ii) the ratio of its Consolidated EBITDA for any period of four consecutive fiscal quarters to its interest and rental expense and the amount of scheduled principal payments on long-term debt, for the same period, to be less than 2.50 to 1.00.

The Facility is secured by substantially all of the Company’s present and future assets.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference in its entirety.

Item 9.01. Financial Statements and Exhibits.

(d)   Exhibits.

Number	Description

99.1	Press Release dated November 28, 2011 announcing Shutterfly’s $125 million credit agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SHUTTERFLY, INC.

By:	/s/ Mark J. Rubash
Mark J. Rubash
Senior Vice President and Chief Financial Officer

Date: November 28, 2011

EXHIBIT INDEX

Number	Description

99.1	Press Release dated November 28, 2011 announcing Shutterfly’s $125 million credit agreement.